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                                                                  EXHIBIT 23.1


                         CONSENT OF GRANT THORNTON LLP



We have issued our report dated June 18, 1999 (except for Note 10, as to which the date is June 25, 1999) accompanying the consolidated financial statements of Fidelity Leasing, Inc. contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned reports in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts".


Grant Thornton LLP


Cleveland, Ohio
July 1, 1999